EXHIBIT 3.1
THE COMPANIES LAW (2004 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
THIRD AMENDED AND RESTATED
MEMORANDUM AND ARTICLES
OF
ASSOCIATION
OF

GREENLIGHT CAPITAL RE, LTD.

THE COMPANIES LAW (2004 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
THIRD AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
GREENLIGHT CAPITAL RE, LTD.
1	The name of the Company is Greenlight Capital Re, Ltd.

2	The registered office for the time being of the Company shall be Greenlight Capital Re, Ltd., 802 West Bay Road, The Grand Pavilion, PO Box 31110, Grand Cayman, KY1-1205, Cayman Islands or at such other place as the Board may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5	The share capital of the Company is 125,000,000 Ordinary Shares, par value US$0.10 divided into 100,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares and 50,000,000 Preferred Shares, par value of US$0.10 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Third Amended and Restated Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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THE COMPANIES LAW (2004 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
THIRD AMENDED & RESTATED
ARTICLES OF ASSOCIATION
OF
GREENLIGHT CAPITAL RE, LTD.

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ii

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89.	Instrument of Transfer	39
90.	Proceeds of Sale	39
91.	Determination to liquidate	39
92.	Winding up/distribution by liquidator	40
93.	The Company may by Ordinary Resolution:	40
94.	Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:	40
95.	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of the registered office for the time being of the Company	41
96.	Voting of subsidiary shares	41
97.	Articles or Articles of Association of certain subsidiaries	41
98.	Continuation	41

SCHEDULE — FORM A (Article 61)		42
SCHEDULE — FORM B (Article 64)		43
SCHEDULE — FORM C (Article 69)		44

SCHEDULE A TO ARTICLES		45

iii

INTERPRETATION
1. Interpretation
     (1) In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:
               (a) “9.9% Member” shall have the meaning as set forth in Article 54;
               (b) “Affiliate” means, with respect to any Person, any Immediate Family Member of such Person or any Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no Member of the Company shall be deemed an Affiliate of another Member solely by reason of an investment in the Company. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise;
               (c) “Articles” means these articles of association of the Company;
               (d) “Attribution Percentages” shall have the meaning as set forth in Article 54;
               (e) “Auditor” means the person for the time being performing the duties of auditor of the Company;
               (f) “Audit Committee” means the audit committee appointed by the Board in accordance with these Articles, provided that in the event that the Board shall not have appointed an Audit Committee, the Board shall constitute the Audit Committee;
               (g) “Board” means the board of Directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Statute and these Articles or the Directors present at a meeting of Directors at which there is a quorum;
               (h) “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in the Cayman Islands or New York, New York, United States, are authorised or obligated by law or executive or other order to close;
               (i) “Cause” means (i) habitual drug or alcohol use which impairs the ability of the Director to perform his/her duties hereunder; (ii) Director’s conviction by a court of competent jurisdiction, or a pleading of “no contest” or guilty to a felony or the equivalent if outside the United States; (iii) Director’s engaging in fraud, embezzlement or any other illegal conduct with respect to the Company which acts are materially harmful to, either financially, or to the business reputation of, the Company; (iv) Director’s wilful failure or refusal to perform his duties as a Director, or (vi) the Director otherwise breaches any material written Company policy regarding the conduct of its Directors and such breach results in material economic or reputational harm to the Company;
               (j) “Certificate of Designation” shall have the meaning as set forth in Article 53(3).
               (k) “Class A Ordinary Shares” means the Class A Ordinary Shares of the Company, initially having a par value of $0.10 per Share, and includes a fraction of a Class A Ordinary Share;

               (l) “Class B Ordinary Shares” means the Class B Ordinary Shares of the Company, initially having a par value of $0.10 per Share, and includes a fraction of a Class B Ordinary Share;
               (m) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any Federal statute from time to time in effect that has replaced such statute, and any reference in these Articles to a provision of the Code or a Treasury regulation promulgated thereunder means such provision or regulation as amended from time to time or any provision of a Federal law or any Treasury regulation, from time to time in effect that has replaced such provision or regulation;
               (n) “Company” means the above named company;
               (o) “Compensation Committee” means the compensation committee appointed by the Board in accordance with these Articles, provided that in the event that the Board shall not have appointed a Compensation Committee, the Board shall constitute the Compensation Committee;
               (p) “Controlled Shares” shall have the meaning as set forth in Article 54;
               (q) “Designated Subsidiary” shall have the meaning as set forth in Article 97;
               (r) “Directors” means the directors for the time being of the Company;
               (s) “Dividend” includes an interim dividend;
               (t) “Electronic Record” has the same meaning as in the Electronic Transactions Law (2003 Revision);
               (u) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Articles to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;
               (v) “Fair Market Value” means (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to the Memorandum and Articles of Association or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair market value of such shares shall equal the book value as computed in accordance with United States GAAP less the transaction costs incurred in connection with such repurchase (including internal expenses and reasonable attorneys’ fees);
               (w) “GAAP” means generally accepted accounting principles;
               (x) “general meeting,” “general meeting of the Company”, “Extraordinary general meeting” and “extraordinary general meeting of the Company” each means a meeting of the Members of the Company having the right to attend and vote thereat;

               (y) “Greenlight Reinsurance” means Greenlight Reinsurance, Ltd., a Cayman Islands insurance company and wholly-owned subsidiary of the Company;
               (z) “Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) with whom one shares the household;
               (aa) “Member” has the same meaning as in the Statute;
               (bb) “Memorandum” means this memorandum of association of the Company;
               (cc) “Nominating and Governance Committee” means the nominating and governance committee appointed by the Board in accordance with these Articles, provided that in the event that the Board shall not have appointed an Nominating and Governance Committee, the Board shall constitute the Nominating and Governance Committee;
               (dd) “Officer” means any Person appointed by the Board to hold an office in the Company;
               (ee) “Ordinary Resolution” means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded, or on a show of hands, regard shall be had to the number of votes to which each Member is entitled by the Articles;
               (ff) “Ordinary Shares” means collectively, the Class A Ordinary Shares and the Class B Ordinary Shares and includes a fraction of an Ordinary Share;
               (gg) “Permitted Transferee” means any Affiliate of a Member of the Company which has been approved by the Board as a “Permitted Transferee” in writing prior to a Transfer, which approval shall be granted by the Board unless the Board determines, in its sole and absolute discretion, that the applicable Transfer would result in an increased risk of adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its Members;
               (hh) “Person” means any individual, company, corporation, firm, partnership, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity;
               (ii) “Preferred Shares” means the preferred Shares of the Company and includes a fraction of a Preferred Share;
               (jj) “Register of Directors and Officers” means the Register of Directors and Officers maintained in accordance with Statute and referred to in these Articles;
               (kk) “Register of Members” means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members;
               (ll) “Registrar of Companies” refers to the Cayman Island government’s system of registering and maintaining a record of all companies registered in the Cayman Islands.
               (mm) “Repurchase Notice” shall have the meaning as set forth in Article 11(1)(d);

               (nn) “Repurchase Price” shall have the meaning as set forth in Article 11(1)(b);
               (oo) “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;
               (pp) “Securities Act” means the United States Securities Act of 1933, as amended from time to time, or any federal statute from time to time in effect which has replaced such statute, and any reference in these Articles to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;
               (qq) “Share” means any share or any class or series of shares in the share capital of the Company, whether issued and outstanding or not, and includes a fraction of a share;
               (rr) “Special Resolution” has the same meaning as in the Statute, and includes a unanimous written resolution;
               (ss) “Statute” means the Companies Law (2004 Revision) of the Cayman Islands;
               (tt) “Subsidiary”, with respect to any Person, means a company, more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding Voting Shares of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries;
               (uu) “Tentative 9.9% Member” shall have the meaning as set forth in Article 54;
               (vv) “Total Voting Power” means the total votes attributable to all shares of the Company issued and outstanding;
               (ww) “Transfer” means any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by gift or operation of law, or any transfer of an economic interest in any derivative security of any security), assignment, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other transfer of interest, in whole or in part, whether in a single transaction or a series of related transactions and whether voluntarily or involuntarily or by operation of law or at a judicial sale or otherwise;
               (xx) “Transferee” shall have the meaning as set forth in Schedule Form C for the purposes of that form only.
               (yy) “Underwriting Committee” means the underwriting committee appointed by the Board in accordance with these Articles, provided that in the event that the Board shall not have appointed an Underwriting Committee, the Board shall constitute the Underwriting Committee;
               (zz) “United States” and “U.S.” each means the United States of America and any territory and political subdivision thereof;
               (aaa) “U.S. Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code;

               (bbb) “Voting Share” of any Person means any share in such Person conferring voting rights on the holder thereof (other than such voting rights as would exist solely in relation to a proposal to alter or vary the rights attaching to such shares solely upon the future occurrence of a contingency or voting rights attaching solely by virtue of the provisions of the Statute).
     (2) In these Articles, where not inconsistent with the context:
               (a) words denoting the plural number include the singular number and vice versa;
               (b) words denoting the masculine gender include the feminine gender;
               (c) words importing persons include companies, associations or bodies of persons whether corporate or not;
               (d) the word:
                         (i) “may” shall be construed as permissive;
                         (ii) “shall” shall be construed as imperative; and
               (e) unless otherwise provided herein words or expressions defined in the Statute shall bear the same meaning in these Articles.
     (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words including in the form of an Electronic Record in a visible form.
     (4) Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.
     (5) References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.
     (6) Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
     (7) In these Articles, Section 8 of the Electronic Transactions Law shall not apply.
     (8) In these Articles, (i) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto, (ii) the word “Board” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more individuals appointed by the Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Articles, (iii) no power of delegation shall be limited by the existence of any other power of delegation and (iv) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under these Articles.

POWERS OF THE BOARD
2. Board of Directors
     (1) Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by resolution of the Company’s Members, the business of the Company shall be managed by the Board who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.
     (2) All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine by resolution.
     (3) The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
3. Management of the Company
     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by Statute or by these Articles, required to be exercised by the Company in general meeting and the business and affairs of the Company shall be so controlled by the Board, subject, nevertheless, to these Articles, the provisions of any Statute and to such directions as may be prescribed by the Company in general meeting. The Board also may present any declaration in relation to a request to have the Company struck from the Cayman Islands register of companies pursuant to Section 175 of the Statute and make recommendations to the Company’s Members with respect to the winding up or liquidation of the Company.
     (2) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.
4. Power to appoint managing director
     The Board may from time to time appoint one or more Directors to the office of managing director of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.
5. Power to appoint manager or chief executive officer
     The Board may appoint a Person or a body of Persons to act as manager or chief executive officer of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.
6. Power to authorise specific actions
     The Board may from time to time and at any time authorise any Director or Officer, company, firm, Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument in the name and on behalf of the Company.
7. Power to appoint attorney
     The Board may from time to time and at any time by power of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles and for such period (or for unspecified length of time)) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.
8. Power to delegate to a committee
     The Board may delegate any of its powers, authorities and discretion to a committee, as it deems necessary, appointed by the Board (and the Board may appoint alternative committee members or authorise the committee members to appoint their own alternates), which shall consist of Directors and every such committee shall conform to such directions as the Board shall impose on them. Any such appointment may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. The meetings and proceedings of any such committee shall be governed by the Articles, so far as the same are applicable and are not superseded by directions imposed by the Board. Without limiting the foregoing, such committees may include:
     (a) an Audit Committee, which shall, among other things, have direct authority to: (i) appoint the independent Auditors of the Company and the Company’s Subsidiaries on behalf of the Board, subject to the powers of the Members; (ii) set compensation for, subject to Article 79, and oversee the work of independent Auditors of the Company and the Company’s Subsidiaries; (iii) adopt procedures for receiving accounting complaints and anonymous submissions from the employees of the Company or the Company’s Subsidiaries regarding questionable accounting practices; (iv) establish pre-approval procedures for all audit and non-audit services provided by the independent Auditors, or any of their Affiliates, to the Company or the Company’s Subsidiaries; and (v) establish an internal audit function of the Company and the Company’s Subsidiaries;
     (b) a Compensation Committee, which shall, among other things, establish and review the compensation policies and procedures of the Company and the Company’s Subsidiaries and make recommendations to the Board with respect to compensation of Officers and Directors, and set the compensation of other employees subject to Article 9;
     (c) an Underwriting Committee, which shall, among other things, establish, review and monitor the underwriting policies of the Company’s Subsidiaries or other companies associated with the Company, review underwriting decisions, monitor any appointed underwriting services provider, advise the Board with respect to actuarial services, review actuarial decisions, monitor any provider of actuarial services and otherwise monitor the risks insured or reinsured by the Company’s Subsidiaries or other companies associated with the Company; and
     (d) a Nominating and Governance Committee, which shall, among other things, monitor and oversee matters of corporate governance, including the evaluation of Board performance and process and the “independence” of Directors, as defined by the Nasdaq Stock Market Rules, and select, evaluate and recommend to the Board qualified candidates for election or appointment to the Board.
9. Power to appoint and dismiss employees
     The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.
10. Power to borrow and charge property
     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.
11. Exercise of power to purchase Shares or securities that may be exchanged for or converted to Shares
     (1) Purchase of Shares
               (a) Subject to the provisions set forth below and the provision of the Statute, the Company shall have the power to purchase its Ordinary Shares, including any securities that may be exchanged for or converted to Shares and redeemable Shares in such manner and on such terms as the Directors may determine and agree with the relevant Member, which shall include, without limitation, the purchase of Shares (or securities that may be exchanged for or converted to Shares) through private negotiations or at market prices through any stock exchange on which such Shares are listed.
               (b) Notwithstanding (a) above, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that ownership of Class A Ordinary Shares (or any securities that may be exchanged for or converted to Class A Ordinary Shares) of the Company by any Member (1) would violate the ownership limitations described in Article 11(1)(c) or (2) would result in an increased risk of adverse tax, regulatory or legal consequences to the Company, any of its Subsidiaries or any of the Members; the Company will have the option, but not the obligation, subject to Statute to purchase all or part of the Class A Ordinary Shares (or any securities that may be exchanged for or converted to Shares) of the Company held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) with funds available therefor in an amount equal to the Fair Market Value of such Shares on the date the Company sends the Repurchase Notice referred to below (the “Repurchase Price”); provided, that the Board will use reasonable efforts to exercise this option equally among similarly situated Persons (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its purchase right to a third party or parties including one or more of the other Persons, with the consent of such assignee. Each Member shall be bound by the determination by the Company to purchase or assign its right to purchase such Member’s Shares (or securities that may be exchanged for or converted to Shares) and, if so required by the Company, shall sell the number of Shares (or securities that may be exchanged for or converted to Shares) of the Company that the Company requires it to sell.
               (c) The ownership limitations described in this Article 11(1)(c) are as follows: except upon unanimous consent by the Board (i) no Person shall be allowed to acquire Class A Ordinary Shares (or securities that may be exchanged for or converted to Shares) if such acquisition would cause any Person to own (directly, indirectly or constructively under applicable U.S. tax attribution and constructive ownership rules) 9.9% or more of the issued and outstanding Ordinary Shares; and (ii) no Person shall be allowed to acquire Class A Ordinary Shares if such acquisition would cause such Person to own directly 9.9% or more of the issued and outstanding Ordinary Shares.
               (d) In the event that the Company or its assignee(s) determines to purchase any such Shares (or securities that may be exchanged for or converted to Shares) subject to this Article 11, the Company shall provide each Person concerned with written notice of such determination (a “Repurchase Notice”) at least seven (7) calendar days prior to such purchase or such shorter period as each such Person may authorise, specifying the date on which any such Shares are to be purchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the Shares (or securities that may be exchanged for or converted to Shares). Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of Shares (or securities that may be exchanged for or converted to Shares) of the Company. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer or certified check and made at a closing to be held no less than seven (7) calendar days, unless such Person agrees to a shorter period, after receipt of the Repurchase Notice by the Member.
     (2) Subject to the provisions of the Statute and to this Article 11 and to Article 55, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.
     (3) The Company may make a payment in respect of the redemption or purchase of its own Shares (or securities that may be exchanged for or converted to Shares) in any manner permitted by the Statute, including out of capital.
12. Election of Directors
     (1) The Board shall be elected annually for a term of appointment that shall end at the conclusion of the annual general meeting following the one at which they were appointed. The Board shall consist of not less than five (5) and not more than twenty-one (21) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be five (5) Directors. Any increase in the size of the Board pursuant to this Article 12(1) shall be deemed to be a vacancy and may be filled in accordance with Article 16 hereof. Directors shall be elected, except in the case of a vacancy (as provided for in Article 15 or 16, as the case may be), by the Members in the manner set forth in paragraph (2) of this Article 12 at an annual general meeting or any extraordinary general meeting called for the purpose.
     (2) Subject to the terms of any class or series of Shares issued by the Company, no Person shall, unless recommended by the Board or a committee thereof, be eligible for election as a Director at any general meeting unless not less than 120 days before the date appointed for the meeting there shall have been lodged at the Company notice in writing signed by not less than 10 Members holding Shares representing at least 50% of the voting rights attached to all of the issued and outstanding Shares entitled to vote at the meeting for which such notice is given of their intention to propose such person for election and also notice in writing signed by the person to be proposed of his or her willingness to be elected. Each such notice shall also include (i) the names and addresses, as they appear in the Register of Members, of the Members who intend to make the nomination and of the person or persons to be nominated, (ii) a representation that the Members are holders of record of Shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the class and number of Shares which are beneficially owned by the Members, (iv) a description of all arrangements or understandings between the Members and each nominee and any other Person or Persons in respect of whom nominations are to be made by the Members and (v) such other information regarding each nominee proposed by such Members as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such regulation. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
     (3) For the avoidance of doubt, any Member participating in the election of directors shall be subject to the limitations on voting rights described in Article 54 and all votes referred to the Company’s Members pursuant to Article 96 shall be subject to this Article 12(3).
13. Defects in appointment of Directors
     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as an alternate Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.
14. Alternate Directors
     (1) Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.
     (2) An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of the Board of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.
     (3) An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.
     (4) Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board.
     (5) An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.
15. Removal of Directors
     (1) Subject to any provision to the contrary in these Articles, removal of a Director of the Company for Cause requires the affirmative vote of not less than 50% of the Total Voting Power cast at a meeting at which a quorum is present provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 60 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal. Members shall not be entitled to remove a Director pursuant to this Article 15(1) other than for Cause.
     (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Article may be filled by a person nominated by Ordinary Resolution and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Article 16. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.
16. Other vacancies on the Board
     (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of an increase in the size of the Board pursuant to Article 12(1), the death, disability, disqualification, resignation or removal of any Director or if such Director’s office is otherwise vacated. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated. The Board shall also have the power from time to time to fill any vacancy left unfulfilled at a general meeting.
     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, act for the purpose of (i) filling vacancies on the Board, (ii) summoning a general meeting of the Company or circulating a proposed written resolution of the Members and (iii) preserving the assets of the Company.
     (3) The office of Director shall be deemed to be vacated if the Director:
               (a) is removed from office pursuant to these Articles or is prohibited from being a Director by law;
               (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;
               (c) is or becomes disqualified, of unsound mind or dies;
               (d) resigns his or her office by notice in writing to the Company.
17. Notice of meetings of the Board
     (1) A Director may, and the Secretary on the requisition of a majority of the Directors shall, at any time summon a meeting of the Board. Notice of a meeting of the Board must be provided at least two (2) days in advance of such meeting, and must state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting unless the Directors unanimously agree to waive notice of such meeting (either at, before or after the meeting is held).
     (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, electronic mail, facsimile or other mode of representing words in a visible form at such

Director’s last known address or any other address given by such Director to the Company for this purpose.
18. Quorum at meetings of the Board
     (1) The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, provided that at least two Directors are present in person or by teleconference. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.
     (2) The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, summoning a general meeting of the Company and preserving the assets of the Company, but for no other purpose.
19. Meetings of the Board
     (1) Subject to the provisions of these Articles, the Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.
     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; provided, however, that no Director may participate in any meeting of the Board while physically present in the United States or its territories.
     (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.
20. Unanimous written resolutions
     A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States (but, notwithstanding Article 19(2), a Director who is not the last Director to sign may sign a resolution in writing even though he or she is in the United States). Such resolution shall be deemed to be adopted as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto.
21. Presumption of assent
     A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

22. Contracts and disclosure of Directors’ interests
     (1) Any Director, or any Person associated, related or affiliated with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Person shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.
     (2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.
     (3) A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.
     (4) No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.
     (5) A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.
23. Remuneration of Directors
     (1) The remuneration and benefits (if any) of the Directors, including without limitation, participation in any share option or incentive plan and loans shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.
     (2) The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.
24. Other interests of Directors

     A Director may be or become a director or other officer of or otherwise interested in any company or Person promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his or her interest in, such other company or Person.
25. No minimum shareholding
     The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.
OFFICERS
26. Officers of the Company
     The Officers of the Company may consist of any of the following Officers: a chairman, a president and one or more vice presidents, a Secretary and such additional Officers, as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Articles. Subject to compliance with any requirement of the Statute, the same individual may hold two (2) or more offices in the Company.
27. Appointment of Officers
     The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.
28. Remuneration of Officers
     The Officers shall receive such remuneration and benefits as the Board may determine from time to time in accordance with their employment contracts or otherwise.
29. Duties of Officers
     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.
30. Chairman of meetings
     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the chairman, if there be one, and if not, the president shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence, the vice president, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.
31. Register of Directors and Officers
     The Company shall keep at the registered office for the time being of the Company a register containing the names and addresses of its Directors and Officers, and shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall, within thirty days notify the Registrar of Companies of the Cayman Islands of any change which takes place in such Directors or Officers.

MINUTES
32. Obligations of Board to keep minutes
     (1) The Company shall cause minutes of all resolutions and proceedings of its Members, whether at general meetings or otherwise, and of its Directors or managers (where there are managers), whether at meetings or otherwise, to be duly kept in writing.
     (2) Any minutes of a general meeting of the Company or a meeting of the Directors or managers (if any), if purporting to be signed by the chairman of the meeting, or by the chairman of the next succeeding meeting, shall be received as evidence of the proceedings at that meeting; and until the contrary is proved, every general meeting of the Company or meeting of the Directors or managers in respect of the proceedings of which minutes have been so made, shall be deemed to have been duly held and convened and all resolutions passed thereat, or proceedings had, to have been duly passed and had, and all appointments of Directors, Officers, managers or liquidators shall be deemed to be valid, and all acts done by such Directors, Officers, managers and liquidators shall be valid, notwithstanding any defect that may afterwards be discovered in their appointments or qualifications.
INDEMNITY
33. Indemnification of Directors and Officers of the Company
     (1) The Directors, Secretary and other Officers (such term to include, for the purposes of Article 33, any person appointed to any committee by the Board) and employees and agents of the Company who have acted or are acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) who has acted or is acting in relation to any of the affairs of the Company, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided, that, this indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of said persons.
     (2) Any indemnification under this Article 33, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraph (1) of this Article 33. Such determination shall be made (i) by the Board by a majority vote of disinterested Directors or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Members. The Company may purchase and maintain insurance to protect itself and any Director, Officer or other Person entitled to indemnification pursuant to this Article 33, to the fullest extent permitted by law.
     (3) Expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by any Director, Secretary, other Officer or employee of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to paragraph (1) of this Article 33 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall be ultimately determined that such Person is not entitled to be indemnified by the Company as authorised in these Articles or otherwise pursuant to applicable law; provided, that if it is determined by either (i) a majority vote of Directors who were not parties to such action, suit or proceeding or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Person is entitled to be indemnified by the Company as authorised in these Articles or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this paragraph (3) of this Article 33. Such expenses (including attorneys’ fees) incurred by agents of the Company may be paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.
     (4) The indemnification and advancement of expenses provided in these Articles shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
     (5) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 33 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.
     (6) No amendment or repeal of any provision of this Article 33 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.
MEETINGS
34. Notice of annual general meeting
     (1) All general meetings other than annual general meetings shall be an extraordinary general meetings.
     (2) The Company shall hold an annual general meeting of its Members once every financial year.
     (3) Any annual general meeting of the Company shall be held at such time and place (which shall not be in the United States) as the president or the chairman or any two Directors or any Director and the Secretary or the Board shall decide. At least five (5) days’ notice of such meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Article 63 stating the date, place (which shall not be in the United States) and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.
     (4) Notwithstanding any other provision of these Articles, in addition to any other applicable requirements, in order for a resolution to be properly moved by Members in accordance with the Statute and these Articles at an annual general meeting of Members where such business is not brought by or at the direction of the Board, such resolution may be introduced by such Members at such meeting only as long as such notice of a Member proposal is given by such Members to the Secretary of the Company at the Company’s registered office not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the Member to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company setting forth as to each matter such Members propose to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of such Member; (c) the class or series and the number of Shares of capital stock of the Company which are owned beneficially or of record by such shareholder; (d) a description of all arrangements and understandings between such Member and any other person (including his or her name and address) in connection with the proposal of such business by such Member and any material interest of such Member in such business; and (e) a representation that such Member intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The chairman of an annual general meeting may, if the facts warrant, determine and declare that any business was not properly brought before the meeting and such business will not be transacted.
35. Notice of extraordinary general meeting
     The Board may convene an extraordinary general meeting of the Company whenever in their judgement such a meeting is necessary, upon not less than five (5) days’ notice to each Member entitled to vote thereat as at the relevant record date determined pursuant to Article 63 which shall state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting.
36. Accidental omission of notice of general meeting; business to be conducted
     (1) The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.
     (2) Business to be brought before a general meeting of the Company must be specified in the notice of the meeting. Only business that the Board has determined can be properly brought before a general meeting in accordance with these Articles and applicable law shall be conducted at any general meeting, and the chairman of the general meeting may refuse to permit any business to be brought before such meeting that has not been properly brought before it in accordance with these Articles and applicable law.
37. Short notice
     Subject to the terms of any class or series of Shares issued by the Company, a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in par value of the Shares giving a right to attend and vote thereat in the case of an extraordinary general meeting.

38. Quorum for general meeting
     At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting Shares in the Company as at the relevant record date determined pursuant to Article 63 throughout the meeting shall form a quorum for the transaction of business, provided, however, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within a half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman of the meeting which shall not be treated as part of the business of the meeting.
39. Adjournment of meetings
     The chairman of a general meeting may, with the consent of 50% of the Members present in person or by proxy at any general meeting whether or not a quorum is present (and shall if so directed by the Meeting), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles with respect to an extraordinary general meeting of the Company.
40. Attendance at meetings
     Members may participate in any meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, provided, however, that no Member may participate in any general meeting while that Member (or, if any Member is an entity, its representative) is physically present in the United States or its territories.
41. No action by consent of members in lieu of meeting
     Any action required or permitted to be taken by Members of the Company must be effected at a duly called annual or extraordinary general meeting of the Company and may not be effected by written consent in lieu of a meeting.
42. Attendance of Directors
     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.
43. Voting at meetings
     (1) Subject to the provisions of the Statute and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by Ordinary Resolution in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.
     (2) Subject to the adjustments provided in Article 53, each holder of Class A Ordinary Shares generally is entitled to one (1) vote per Class A Ordinary Share. However, except upon unanimous consent of the Board, in the event that a holder of Class A Ordinary Shares is a Tentative 9.9% Member, then the aggregate votes conferred by the Ordinary Shares held by such holder shall be reduced in accordance with Article 54(2).
     (3) Generally, each holder of Class B Ordinary Shares is entitled to ten (10) votes per Class B Ordinary Share. However, in the event that the aggregate number of votes conferred by all of the issued and outstanding Class B Ordinary Shares, voting as a class, exceeds 9.5% of the Total Voting Power, then the Total Voting Power of the class shall be reduced to 9.5% of the Total Voting Power. The voting power of any Class A Ordinary Shares held by any holder of Class B Ordinary Shares (whether directly, or indirectly or constructively under applicable attribution and constructive ownership rules contained in the Code) shall be included for purposes of measuring Total Voting Power in the immediately preceding sentence, except, and only to the extent, the right to vote such Class A Ordinary Shares has been limited pursuant to the Articles.
     (4) [Reserved]
     (5) Notwithstanding any other provisions of these Articles to the contrary, with respect to any matter required to be submitted to a vote of the shareholders of Greenlight Reinsurance, the Company shall be required to submit a proposal relating to such matters to the Members of the Company and shall vote all the shares of Greenlight Reinsurance owned by the Company in accordance with and proportional to such vote of the Company’s Members; provided, however, that the Board shall not be required to submit such a proposal contemplated by this Article 43(5) to the Members of the Company at such time as Greenlight Reinsurance shall no longer be a Subsidiary of the Company.
     (6) No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless such Member has paid all the calls on all Shares held by such Member.
44. Voting list
     The Secretary shall prepare, or shall cause the officer or agent who has charge of the Register of Members of the Company to prepare, at least 10 days before every annual general meeting of the Company, a complete list of the Members of record entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each Member. Nothing contained in this Article shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Members of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present. If a meeting is to be held solely by means of remote communication, the list shall be open to the examination of any Member during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The Register of Members shall be the only evidence as to who are the Members entitled to examine the list required by this Article or to vote in person or by proxy at any general meeting.
45. Inspectors of elections
     The Board may appoint one or more persons as inspectors of election, who may be employees of the Company or otherwise serve the Company in other capacities, to act at any general meeting of the Company where a vote is taken by a poll pursuant to Article 48, or any other general meeting or adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each by reference to the Register of Members as at the relevant record date determined pursuant to Article 63; determine the number of shares present in person or represented by proxy at the meeting; determine the existence of a quorum; determine the validity of proxies and ballots; count all votes and ballots and report the results; hear and determine and retain for a reasonable period a record of the disposition of any challenges arising in connection with the right to vote or made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The determination and decision of the inspector shall be final and binding.
46. Voting on show of hands
     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of Shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to that number of votes prescribed by the Ordinary Shares held by such Member and shall cast such votes by raising his or her hand.
47. Decision of chairman
     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.
48. Demand for a poll
     (1) At any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Articles), a poll may be demanded by any of the following persons:
               (a) the chairman of such meeting; or
               (b) any one Member present in person or represented by proxy.

     The demand for a poll may be withdrawn by such person that made the demand.
     (2) Where, in accordance with the provisions of subparagraph (1) of this Article, a poll is demanded, subject to the provisions of Articles 12(3), 43(2), 43(3) and 54(1)-(4) (as well as the additional restrictions and rights of the Class B Ordinary Shares set forth in Schedule A hereto), every person present at such meeting shall have the number of votes corresponding each for such Share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Article or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.
     (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Article, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.
     (4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. The Board may appoint one or more inspectors to act at any general meeting where a vote is taken by a poll.
49. Seniority of joint holders voting
     (1) In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
     (2) A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.
     (3) No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting.
     (4) No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.
     (5) On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

     (6) A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.
50. Instrument of proxy
     (1) Every Member entitled to vote has the right to do so either in person or by one or more Persons authorised by a written proxy executed and delivered in accordance with these Articles. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.
     (2) Any Member may appoint one or more Persons a standing proxy or (if a corporation) a standing representative by depositing at the registered office for the time being of the Company, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) a written authorisation. Such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the registered office for the time being of the Company, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A Person so authorised as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Member and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if the Person so authorised is present at the meeting.
     (3) Subject to paragraph (2) of this Article 50, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office for the time being of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.
     (4) Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

     (5) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the registered office for the time being of the Company (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll at which the instrument of proxy is used.
51. Representation of corporations at meetings
     A corporation which is a Member may, by written instrument, authorise one or more Persons as it thinks fit to act as its representative at any meeting of the Members and the Person or Persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person or Persons represent as that corporation could exercise if it were an individual Member. Such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a Person so authorised is present at the meeting. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.
52. [Reserved]
SHARE CAPITAL AND SHARES
53. Rights of Shares
     (1) Upon adoption of these Articles, the share capital of the Company shall consist of 125,000,000 Ordinary Shares, par value US$0.10 divided into 100,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares and 50,000,000 Preferred Shares, par value of US$0.10 each
     (2) Subject to the provisions of Articles 12(3), 43(2), 43(3) and 54(1)-(4) (as well as the additional restrictions and rights of the Class B Ordinary Shares set forth in Schedule A hereto), each Class A Ordinary Share shall be entitled to one vote per Class A Ordinary Share. The Class B Ordinary Shares rights and restrictions are set forth in Schedule A to these Articles, but otherwise the holders of all Ordinary Shares shall:
               (a) be entitled to share equally Share for Share in Dividends (whether payable in cash, property or securities of the Company) as the Board may from time to time declare;
               (b) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of an amalgamation, reorganisation or otherwise or upon any distribution of share capital and surplus to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any issued and outstanding Preferred Shares; and
               (c) generally to enjoy all of the rights attaching to Shares.
     (3) The Board is authorised, subject to limitations prescribed by law, to issue Preferred Shares in classes or series, to establish from time to time the number of Preferred Shares to be included in each such class or series, and to fix the designation, powers, preferences redemption provisions, restrictions and rights to the Preferred Shares of each such class or series and the qualifications, limitations or restrictions thereof. The terms of any class or series of Preferred Shares shall be set forth in a Certificate of Designation in the minutes of the Board authorising the issuance of such Preferred Shares and such Certificate of Designations shall be attached as an exhibit to these Articles, but shall not form part of these Articles, and may be examined by any Member on request. The rights attaching to any Ordinary Share or other Share shall be deemed not to be altered by the allotment of any Preferred Share even if such Preferred Share does or will rank in priority for payment of a Dividend or in respect of capital or surplus or which confer on the holder thereof voting rights more favourable than those conferred by such Ordinary Share and shall not otherwise be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.
     Notwithstanding the foregoing provisions of this Article, the restrictions of this Article 55(3) shall not apply to the issuance of shares to a Person acting as an underwriter in the ordinary course of its business, Depositary Trust Company, Cede & Co., a brokerage firm holding shares on behalf of its client or any other entity performing a similar function.
     (4) The authority of the Board with respect to each class or series of Preferred Shares shall include, but not be limited to, determination of the following:
               (a) the number of Preferred Shares constituting that class or series and the distinctive designation of that class or series;
               (b) the rate of Dividend, and whether (and if so, on what terms and conditions) Dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the Dividends payable on any other class or classes of Shares or any other class or series of the Preferred Shares;
               (c) whether that class or series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights, provided that if the Preferred Shares shall have voting rights, such Preferred Shares shall be included in the number of Voting Shares of the Company held by any Person for the purposes of Article 53(2) hereof;
               (d) whether such Preferred Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);
               (e) whether such Preferred Shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including, without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);
               (f) the amounts, if any, payable upon such Preferred Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of Shares of any other class or series and whether such Preferred Shares shall be entitled to participate generally in distributions on the Ordinary Shares under such circumstances; and
               (g) any other relative rights, preferences, limitations and powers of that class or series.

     (5) The rights attaching to any Preferred Shares, or any class or series of Preferred Shares, shall be deemed not to be altered by the allotment of any other class or series of Preferred Shares even if such class or series does or will rank in priority for payment of a Dividend or in respect of capital or surplus or which confer on the holder thereof voting rights more favourable than those conferred by such existing Preferred Shares or class or series of Preferred Shares and shall not otherwise be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.
54. Limitation on voting rights of Controlled Shares.
     (1) General. Subject to the provisions of Articles 12(3), 43(2), 43(3), and 54(1)-(4) (as well as the additional restrictions and rights of the Class B Ordinary Shares set forth in Schedule A hereto), and subject to any rights and restrictions for the time being attached to any class or classes of Shares, every Member and every Person representing a Member by proxy shall have one vote for each Class A Ordinary Share carrying the right to vote on the matter in question of which such Member or such Person representing a Member by proxy is the holder. Notwithstanding any other provisions of these Articles, all determinations in these Articles that are made by or subject to a vote or approval of Members shall be based upon the voting power of such Members’ Shares as determined pursuant to Articles 12(3), 43(3), and 54(1)-(4) (as well as the additional restrictions and rights of the Class B Ordinary Shares set forth in Schedule A hereto).
     (2) Adjustment of voting power. Except upon unanimous consent of the Board, the voting power of each Class A Ordinary Share and each Class B Ordinary Share is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that no Person is a 9.9% Member (as defined below). This Article 54 shall be applied prior to the application of Article 12(3). The Board shall implement the foregoing in the manner provided herein.
     The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps necessary to ascertain through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.9% Member (as defined below).
     In the event that a Tentative 9.9% Member exists, the aggregate votes conferred by the Class A Ordinary Shares and/or Class B Ordinary Shares held by a Member and treated as Controlled Shares of that Tentative 9.9% Member shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.9% Member will constitute less than 9.9% of the Total Voting Power. In applying the previous sentence where Class A Ordinary Shares and/or Class B Ordinary Shares held by more than one Member are treated as Controlled Shares of a Tentative 9.9% Member, the reduction in votes shall apply to such Members holding Class A Ordinary Shares in descending order according to their respective Attribution Percentages (as defined below) and then to such Members holding Class B Ordinary Shares, provided that, in the event of a tie, the reduction shall apply first to the Member whose Shares are Controlled Shares of the Tentative 9.9% Member by virtue of the Tentative 9.9% Member’s economic interest in (as opposed to voting control with respect to) such Ordinary Shares. The votes attributable to Class A Ordinary Shares and/or Class B Ordinary Shares of Members owning no Class A Ordinary Shares and/or Class B Ordinary Shares treated as Controlled Shares of any Tentative 9.9% Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.9% Member. The adjustments of voting power described in this Article shall apply repeatedly until there would be no 9.9% Member. The Board may deviate from any of the principles described in this Article and determine that Class A Ordinary Shares and/or Class B Ordinary Shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.9% Member or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any Subsidiary of the Company, or any other Member or its Affiliates. For the avoidance of doubt, in applying the provisions of Articles 12(3), 43(2), 43(3), and 54(1)-(4), a Class A Ordinary Share and/or Class B Ordinary Share may carry a fraction of a vote.
     “Attribution Percentage” shall mean, with respect to a Member and a Tentative 9.9% Member, the percentage of the Member’s Shares that are treated as Controlled Shares of such Tentative 9.9% Member.
     “Controlled Shares” in reference to any Person or Member means all Ordinary Shares of the Company owned by such Person or Member either (i) directly, (ii) by application of the attribution and constructive ownership rules under Section 958 of the Code, or (iii) beneficially within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations promulgated thereunder.
     “9.9% Member” means a Person whose Controlled Shares constitute nine and nine-tenths percent (9.9%) or more of the voting power of all Ordinary Shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.9%.
     “Tentative 9.9% Member” means a Person that, but for adjustments to the voting rights of Shares pursuant to Article 54(1)-(4), would be a 9.9% Member.
     (3) Other adjustments of voting power. In addition to the provisions of Article 54(1), any Class A Ordinary Shares and Class B Ordinary Shares shall not carry any right to vote to the extent that the Board determines, in its sole discretion, that it is necessary that such Class A Ordinary Shares or Class B Ordinary Shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any Subsidiary of the Company, or any Member, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.9% Member.
     (4) Requirement to provide information and Notice.
               (a) The Board shall have the authority to request from any Member holding, directly or indirectly, Class A Ordinary Shares, and such Member shall provide, such information as the Board may request for the purpose of determining whether any Member’s voting rights are to be adjusted. If such Member fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole and absolute discretion determine that such Member’s Class A Ordinary Shares shall carry no voting rights in which case such Class A Ordinary Shares shall not carry any voting rights until otherwise determined by the Board in its sole and absolute discretion.
               (b) Any Member shall give notice to the Company within ten days following the date that such Member acquires actual knowledge that it is a Tentative 9.9% Member or that its Class A Ordinary Shares or Class B Ordinary Shares are Controlled Shares of a Tentative 9.9% Member.
               (c) Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (4)(a) or from such Member’s failure to give notice under paragraph (4)(b) of this Article.

               (d) The Board may rely on the information provided by a Member under this Article 54(4) in the satisfaction of its obligations under Article 12(3) and this Article 54.
               (e) The Company may, but shall have no obligation to provide notice to any Member of any adjustment to its voting power that may result from the application of Article 43(3), Article 12(3), and/or this Article 54.
               (f) One of the purposes of the voting limitation set forth in this Article is to seek to reduce the likelihood that there would be adverse tax consequences to U.S. Persons if the Company were to be characterized as a controlled foreign corporation as defined in the Code. Nevertheless, the Board will not be liable to the Company, its Members or any other Person whatsoever for any errors in judgment made by its interpreting or enforcing this Article or in granting any waiver or waivers to the foregoing restrictions in any case so long as the Board shall have acted in good faith.
55. Power to issue Shares
     (1) Subject to the provisions of these Articles and to any rights attaching to issued and outstanding Shares, the unissued Shares (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, grant options over, exchange or otherwise dispose of Shares or options warrants or other rights to purchase Shares or securities convertible into or exchangeable for Shares (including any employee benefit plan providing for the issuance of Shares or options, warrants or other rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to Dividend, voting, liquidation or other rights of the Shares as may be determined by the Board). The Board may issue Shares as a new or existing class or series of Shares.
     (2) The Company shall not issue Shares to bearer.
     (3) At the discretion of the Board, the Company shall not issue any Shares in a manner that the Board believes would cause, by reason of such issuance, the total Ordinary Shares of any Person to equal or exceed nine and nine-tenths percent (9.9%) of the total of Ordinary Shares of the Company then issued and outstanding.
     Notwithstanding the foregoing provisions of this Article, the restrictions of this Article 55(3) shall not apply to any issuance of Shares to a person acting as an underwriter in the ordinary course of its business, purchasing such Shares pursuant to a purchase agreement to which the Company is a party, for resale.
     (4) The Board shall, in connection with the issue of any Share, have the power to pay such commission and brokerage as may be permitted by law.
     (5) The Company may from time to time do any one or more of the following things:
               (a) issue partly paid Shares;
               (b) accept from any Member the whole or a part of the amount remaining unpaid on any Shares held by such Member, although no part of that amount has been called up;
               (c) pay Dividends in proportion to the amount paid up on each Share; and

               (d) issue Shares in fractional denominations and deal with such fractions to the same extent as its whole Shares and Shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole Shares including (but without limiting the generality of the foregoing) the right to vote, to receive Dividends and distributions and to participate in a winding up.
56. Variation of rights and alteration of Share capital
     (1) Subject to the provisions of the Statute any Preferred Shares may be issued or converted into Ordinary Shares that, at a determinable date or at the option of the Company, are able to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.
     (2) While the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued and outstanding Shares of that class or with the sanction of a Special Resolution cast at a separate general meeting of the holders of the Shares of that class. The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.
     (3) The Company may from time to time by resolution of the Company in general meeting alter the conditions of its Memorandum and accordingly may change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Section 13 of the Statute. Where, on any alteration of share capital, fractions of Shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of Shares and/or arranging for the sale or Transfer of the fractions of Shares of Members.
57. Registered holder of Shares
     (1) The Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such Share on the part of any other person.
     (2) Any Dividend, interest or other moneys payable in cash in respect of Shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any Shares any one can give an effectual receipt for any Dividend paid in respect of such Shares.
58. Death of a joint holder
     (1) Where two or more persons are registered as joint holders of a Share or Shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said Share or Shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

     (2) The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.
59. Share certificates
     (1) A Member shall only be entitled to a share certificate if the Board resolves that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Board may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Board. The Board may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for Transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.
     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such Shares have been allotted.
     (3) The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Board may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.
60. Calls on Shares
     (1) Subject to the terms of the allotment, with respect to any Shares which are not fully paid (whether in respect of par value or premium), the Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the Shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of any such Share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent Transfer of the Shares in respect of which the call was made.
     (2) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.
     (3) An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.
     (4) The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

     (5) The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.
     (6) No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.
61. Forfeiture of Shares
     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any Share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.
     (2) If the requirements of such notice are not complied with, any such Share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.
     (3) A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Board may authorise some person to execute an instrument of transfer of the Share in favour of that person.
     (4) A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.
     (5) A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.
     (6) The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.
REGISTER OF MEMBERS

62. Contents of Register of Members
     The Board shall maintain or cause to maintain the Register of Members in accordance with Statute and in particular shall enter therein the following particulars:
     (1) the name and address of each Member, the number and, where appropriate, the class of Shares held by such Member;
     (2) the date on which each person was entered in the Register of Members; and
     (3) the date on which any person ceased to be a Member.
63. Determination of record dates
     Notwithstanding any other provision of these Articles, the Board may fix any date as the record date for:
     (1) determining the Members entitled to receive any Dividend;
     (2) determining the Members entitled to receive notice of and to vote at any general meeting of the Company (and the Board may determine a different record date for any adjournment or postponement thereof);
     (3) determining the Members entitled to execute a resolution in writing; and
     (4) determining the number of issued and outstanding Shares for or in connection with any purpose.
     (5) If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Board declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.
TRANSFER OF SHARES
64. Instrument of transfer
     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “B” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid Share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such Share until the same has been transferred to the transferee in the Register of Members.
     (2) Shares are freely transferable. However, if a lien exists on the Shares or if, according to the Board’s judgment, such Transfer would result in an increased risk of adverse tax, regulatory or legal consequences to the Company, a Subsidiary of the Company, or a Member of the Company, the Board may refuse to register a Transfer of Shares. If the Board refuses to register a Transfer it shall notify the transferor and transferee within one month of such refusal. The Board may not refuse to register a transfer of Shares other than as described in this Article 65(3).
65. Restrictions on transfer
     (1) Subject to the Statute, this Article 65 and such other of the restrictions contained in these Articles and elsewhere as may be applicable, and except, in the case of any Shares other than the Ordinary Shares, as may otherwise be provided by the terms of the issuance thereof, any Member may sell, assign, Transfer or otherwise dispose of Shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Board shall, subject to this Article 65 procure the timely registration of the same.
     (2) In the event the Board determines that an ownership limitation described in Article 11(1)(c) has been violated as a result of such transfer, the Company shall have the option, but not the obligation, to purchase all or any part of the Class A Ordinary Shares, to the extent the Company determines it is necessary or advisable to avoid or cure any adverse or potentially adverse consequences resulting from such transfer. If the Company exercises an option to purchase all or part of the Class A Ordinary Shares held by such Member, the Company shall repurchase the shares at an amount equal to the Fair Market Value of such Class A Ordinary Shares on the date the Company sends the Repurchase Notice.
     (3) The Board may, in its absolute and unfettered discretion, decline to register the Transfer of any Shares if the Board has reason to believe (i) that such Transfer may expose the Company, any Subsidiary thereof, any Member or any Person ceding insurance to the Company (if so licensed) or any such Subsidiary (if so licensed) to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such Transfer under the Securities Act or under any “blue sky” or other United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (provided, however, that in this case (ii) the Board shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Board, that no such approval or consent is required and no such violation would occur, and the Board shall not be obligated to register any Transfer absent the receipt of such an opinion).
     (4) The registration of Transfers may be suspended at such time and for such periods as the Board may from time to time determine; provided, however, that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.
66. Transfers by joint holders
     The joint holders of any Share or Shares may Transfer such Share or Shares to one or more of such joint holders, and the surviving holder or holders of any Share or Shares previously held by them jointly with a deceased Member may Transfer any such Share to the executors or administrators of such deceased Member.
67. Lien on Shares
     (1) The Company shall have a first and paramount lien and charge on all Shares (whether fully paid-up or not or whether subject to a condition or contingency) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not or whether subject to a condition or contingency) by such Member or his or her estate, either alone or jointly with any other Person, whether a Member or not, but the Board may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a Transfer of any such Share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a Share shall extend to all Dividends or other monies payable in respect thereof.
     (2) The Company may sell or purchase, in such manner and on such terms (including price) as the Board think fit, any Shares on which the Company has a lien, but no sale or purchase shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member’s death or bankruptcy. Effective upon such sale or purchase, any certificate representing such Shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.
     (3) To give effect to any such sale the Board may authorise any Person to Transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his or her title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the Company’s power of sale under these Articles.
     (4) The proceeds of such sale or purchase shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the relevant Member or the Person entitled to the Shares at the date of the sale.
TRANSMISSION OF SHARES
68. Representative of deceased Member
     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the Shares held by that deceased Member. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any Share which had been jointly held by such deceased Member with other persons. For the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the Shares of a deceased Member.
69. Registration on death or bankruptcy
     (1) Any person becoming entitled to a Share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such Share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of Transfer in the form, or as near thereto as circumstances admit, of Form “C” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a Transfer of the Share by that Member before such Member’s death or bankruptcy, as the case may be.

     (2) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.
     (3) A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Board may at any time give notice requiring any such person to elect either to be registered himself or to Transfer the Share. If the notice is not complied with within ninety days the Board may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.
DIVIDENDS AND OTHER DISTRIBUTIONS
70. Declaration of Dividends by the Board
     The Board may, subject to any rights or restrictions at the time lawfully attached to any class or series of Shares and subject to these Articles and in accordance with the Statute, declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.
71. Deduction of amounts due to the Company
     (1) The Board may deduct from the Dividends or distributions payable to any Member all sums of money due (if any) from such Member to the Company on account of calls or otherwise.
     (2) Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.
     (3) The Board may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of Shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.
     (4) Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

72. Unclaimed Dividends
     Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Board, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.
73. Interest on Dividends
     No Dividend or distribution shall bear interest against the Company.
CAPITALISATION
74. Issue of Dividend Shares
     The Board may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sums standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
ACCOUNTS AND FINANCIAL STATEMENTS
75. Records of account
     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
     (1) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
     (2) all sales and purchases of goods by the Company; and
     (3) the assets and liabilities of the Company.
     Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.
     Such records of account shall, subject to Statute, be kept at such place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the Company except as conferred by the Statute or as authorised by the Board.
76. Financial year end
     The financial year end of the Company may be determined by the Board and failing such resolution shall be 31st December in each year.
77. Financial statements
     The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.
AUDIT
78. Appointment and remuneration of Auditor
     The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration. Any Auditor appointed by the Members shall, prior to such appointment, have been appointed by the Audit Committee. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.
79. [Reserved]
80. Access to books of the Company
     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information and explanation as may be necessary relating to the books or affairs of the Company for the performance of the duties of the Auditor.
81. Report of the Auditor
     (1) Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.
     (2) The financial statements provided for by these Articles shall be prepared in accordance with United States GAAP, audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.
     (3) The generally accepted auditing standards referred to in subparagraph (2) of this Article may be those of a country or jurisdiction other than the Cayman Islands, which shall be disclosed in the financial statements and the report of the Auditor.

NOTICES
82. Notices to Members of the Company
     (1) A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by post, courier service, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form. If such notice is sent by next-day courier, facsimile or electronic-mail, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered post, three Business Days following the sending thereof.
     (2) A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.
     (3) Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.
83. Service and delivery of notice
     Subject to Statute and Article 82, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by facsimile or other method as the case may be.
84. Seal of the Company
     (1) The Company may, if the Board so determines, have a seal. The seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.
     (2) The Company may have for use in any place or places outside the Cayman Islands a duplicate seal or seals each of which shall be a facsimile of the common seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.
     (3) A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

BENEFITS, PENSIONS AND INSURANCE
85. Benefits
     The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by share options or incentive plans and loans to acquire Shares, the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director, Officer or employee of the Company or any of its Subsidiaries or Affiliates and for any member of his or her family (including a spouse and a former spouse) or any individual who is or was dependent on him or her, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
86. Insurance
     Without prejudice to the provisions of Article 33, the Board shall have the power to purchase and maintain insurance for or for the benefit of any individuals who are or were at any time Directors, Officers or employees of the Company, or of any of its Subsidiaries or Affiliates, or who are or were at any time trustees of any pension fund in which Directors, Officers or employees of the Company or any such Subsidiary or Affiliate are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such individuals in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such Subsidiary, Affiliate or pension fund.
87. Limitation on accountability
     No Director or former Director shall be accountable to the Company or the Members for any remuneration or benefit provided pursuant to Articles 22(2), 85 or 86 and the receipt of any such benefit shall not disqualify any individual from being or becoming a Director of the Company.
UNTRACED MEMBERS
88. Sale of Shares
     The Company shall be entitled to sell at the best price reasonably obtainable, or if the Shares are listed on a stock exchange to purchase at the trading price on the date of purchase, the Shares of a Member or the Shares to which a Person is entitled by virtue of transmission on death, bankruptcy or otherwise by operation of law; provided, that:
     (1) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (2) of this Article 88 (or, if published on different dates, the first thereof) at least three Dividends in respect of the Shares in question have been declared and all Dividends, warrants and checks (cheques) that have been sent in the manner authorised by these Articles in respect of the Shares in question have remained uncashed;
     (2) the Company shall as soon as practicable after expiry of the said period of 12 years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such Member or other Person giving notice of its intention to sell or purchase the Shares;

     (3) during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such Member or Person; and
     (4) if the Shares are listed on a stock exchange, notice shall have been given to the relevant department of such stock exchange of the Company’s intention to make such purchase prior to the publication of advertisements.
     If during any 12-year period referred to above, further Shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article 88 (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further Shares, the Company may also sell or purchase the further Shares.
89. Instrument of Transfer
     To give effect to any such sale or purchase under Article 88, the Board may authorise some person to execute an instrument of transfer of the Shares sold or purchased to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the Shares. The transferee of any Shares sold shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.
90. Proceeds of Sale
     The net proceeds of sale or purchase of Shares pursuant to Article 88 shall belong to the Company which, for the period of six years after the Transfer or purchase, shall be obliged to account to the former Member or other Person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other Person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of Share shall become the property of the Company, absolutely, and any rights of the former Member or other Person previously entitled as aforesaid shall terminate completely.
WINDING UP
91. Determination to liquidate
     Subject to the Statute, the Company may be wound up voluntarily by its Members. If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

92. Winding up/distribution by liquidator
     If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Members and any other sanction required by Statute, divide amongst the Members or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities or assets whereon there is any liability.
AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL
93. The Company may by Ordinary Resolution:
     (1) increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;
     (2) consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;
     (3) by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and
     (4) cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.
     All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, Transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.
94.	Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:
     (1) change its name;
     (2) alter or add to these Articles;
     (3) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and
     (4) reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE FOR THE TIME BEING OF THE COMPANY
95.	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of the registered office for the time being of the Company.
CERTAIN SUBSIDIARIES
96. Voting of subsidiary shares
     Notwithstanding any other provision of these Articles to the contrary, if the Company is required or entitled to vote at general meetings of (i) Greenlight Reinsurance or (ii) any Designated Subsidiary (as defined in Article 97), the Directors shall refer the subject matter of the vote to the Members on a poll and seek authority from the Members to have the Company’s corporate representative or proxy vote in favour of the resolution proposed by Greenlight Reinsurance and/or such Designated Subsidiary. The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in Greenlight Reinsurance and/or such Designated Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by Greenlight Reinsurance and/or such Designated Subsidiary. All votes referred to the Company’s Members pursuant to this Article 96 shall be subject to the voting power restrictions of Articles 12(3), 43(3), and 54 (and the additional restrictions and rights of the Class B Ordinary Shares set forth in Schedule A hereto).
97. Articles or Articles of Association of certain subsidiaries
     The Board shall require that the Articles of Association of Greenlight Reinsurance and may require that the Articles or Articles of Association of each other direct or indirect Subsidiary of the Company organized under the laws of a jurisdiction outside the United States that is treated as a corporation for U.S. federal tax purposes and designated by the Board, contain provisions substantially similar to Article 96, herein (any such Subsidiary so designated by the Board is referred to herein as a “Designated Subsidiary”). If the Board designates any indirect Subsidiary of the Company as a Designated Subsidiary, the Board shall also designate each intermediate Subsidiary between such Designated Subsidiary and the Company (other than Greenlight Reinsurance) as a Designated Subsidiary hereunder. The Company in its discretion may enter into agreements with each Designated Subsidiary, as reasonably necessary, to effect or implement this Article.
TRANSFER BY WAY OF CONTINUATION
98. Continuation
     If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE — FORM A (ARTICLE 61)
NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL
     You have failed to pay the call of [amount of call] made on the ....... day of ...... , 2004, in respect of the number Share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the ...... day of ......, 2004 the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of ...... per annum computed from the said ...... day of ......., 2004, on or before the ....... day of ......, 2004 at the place of business of the Company the Share(s) will be liable to be forfeited.
Dated this ...... day of ......, 20......
Signature of Secretary
By order of the Board

SCHEDULE — FORM B (ARTICLE 65)
TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]

[transferor]

hereby sell assign and transfer unto	[transferee]

of	[address]

[number of Shares]

Shares of	[name of Company]

     Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

SCHEDULE — FORM C (ARTICLE 70)
TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER
     I/We have become entitled in consequence of the death/bankruptcy of name of the deceased Member to number Share(s) standing in the register of members of Company in the name of the said name of deceased Member instead of being registered myself/ourselves elect to have name of transferee (the “Transferee”) registered as a Transferee of such Share(s) and I/we do hereby accordingly transfer the said Share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said Share(s) subject to the same conditions.
WITNESS our hands this ...... day of ......, 20......

Signed by the above-named	)
person or persons entitled	)
in the presence of:	)

Signed by the above-named	)
Transferee	)
in the presence of:	)

SCHEDULE A TO ARTICLES
DESIGNATIONS, NUMBER, VOTING POWERS;
PREFERENCES AND RIGHTS OF CLASS B ORDINARY SHARES
1. Designation and Amount.
     (a) The Shares of this series shall be designated the Class B Ordinary Shares, par value $0.10 per Share (the “Class B Ordinary Shares”).
     (b) The Class B Ordinary Shares shall only be held by David Einhorn and his Permitted Transferees.
2. General.
     Except as provided in items 3 and 4 below, each Class B Ordinary Share shall be entitled to the same rights, and be subject to the same restrictions, as the Class A Ordinary Shares as set forth in these Articles.
3. Voting.
     (a) Generally, each holder of Class B Ordinary Share is entitled to ten (10) votes per Class B Ordinary Share. However, in the event that the aggregate number of votes conferred by all of the issued and outstanding Class B Ordinary Shares, voting as a class, exceeds 9.5% of the Total Voting Power, then the Total Voting Power of the class shall be reduced to 9.5% of the Total Voting Power. The voting power of any Class A Ordinary Shares held by any holder of Class B Ordinary Shares (whether directly, or indirectly or constructively under applicable attribution and constructive ownership rules contained in the Code) shall be included for purposes of measuring Total Voting Power in the immediately preceding sentence, except, and only to the extent, the right to vote such Class A Ordinary Shares has been limited pursuant to the Articles.
     In addition to the limitation in the immediately preceding sentence, the restrictions on the voting power of Class B Ordinary Shares contained in Articles 12(3) and 54 shall apply to holders of Class B Ordinary Shares.
     (b) the voting rights attached to any Class B Ordinary Shares which are determined by the Board to represent in excess of 9.5% of the Total Voting Power, whether pursuant to Schedule A Section 3(a) or Article 12(3), shall be allocated for voting purposes to all the other Members of the Company pro rata according to their percentage interest in the Company; provided however, that no other Member shall be allocated voting rights pursuant to this sentence if doing so would (i) render such other Member a 9.9% Member or (ii) cause the holders of Class B Ordinary Shares, as a class, to hold more than 9.5% of the Total Voting Power as a result of applicable attribution and constructive ownership rules contained in the Code.
4. Requirement to Provide Information and Notice.
     (a) The Board shall have the authority to request from any Member holding Class B Ordinary Shares, and such Member shall provide, such information as the Board may request for the purpose of determining whether any Member’s voting rights are to be adjusted. If such Member fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole and absolute discretion determine that such Member’s Class B Ordinary Shares shall carry no voting rights in which case such Class B Ordinary Shares shall not carry any voting rights until otherwise determined by the Board in its sole and absolute discretion.
               (b) Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (4)(a).
               (c) The Company may, but shall have no obligation to provide notice to any Member of any adjustment to its voting power.
               (d) One of the purposes of the voting limitation set forth in this Schedule A is to seek to reduce the likelihood that there would be adverse tax consequences to U.S. Persons if the Company were to be characterized as a controlled foreign corporation as defined in the Code. Nevertheless, the Board will not be liable to the Company, its Members or any other Person whatsoever for any errors in judgment made by its interpreting or enforcing this paragraph or in granting any waiver or waivers to the foregoing restrictions in any case so long as the Board shall have acted in good faith.
5. Conversion
     (a) Following a sale, transfer, exchange or other disposition of any Class B Ordinary Shares by a holder thereof to a purchaser or other transferee, the Class B Ordinary Shares shall immediately and automatically convert into an equal number of Class A Ordinary Shares on a one-for-one basis, by way of redemption and reissue, except for those transfers to a Permitted Transferee, or unless such transfer is unanimously approved by the Board of Directors. Any Class B Ordinary Shares converted to Class A Ordinary Shares pursuant to the immediately preceding sentence shall be subject to the restrictions on voting contained in Articles 12(3) and 54.
     (b) The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its shares as shall from time to time be sufficient to effect the conversion of all the outstanding Class B Ordinary Shares.
     (c) If any Class B Ordinary Shares shall be converted pursuant to this item 5, the Shares so converted shall be retired and returned to the authorized but unissued Class B Ordinary Shares.